Exhibit 1.1

AMPHASTAR PHARMACEUTICALS, INC.

(a Delaware corporation)

[•] Shares of Common Stock

UNDERWRITING AGREEMENT

Dated:  [•], 2014

AMPHASTAR PHARMACEUTICALS, INC.

(a Delaware corporation)

[•] Shares of Common Stock

UNDERWRITING AGREEMENT

[•], 2014

Jefferies LLC

BMO Capital Markets Corp.

Piper Jaffray & Co.

as Representatives of the several Underwriters

c/o                               Jefferies LLC

520 Madison Avenue

New York, New York  10022

c/o                               BMO Capital Markets Corp.

3 Times Square, 26th Floor

New York, New York 10036

Ladies and Gentlemen:

Amphastar Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the person listed in Schedule B hereto (the “Selling Stockholder”), confirm their respective agreements with Jefferies LLC (“Jefferies”), BMO Capital Markets Corp. (“BMO”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Jefferies, BMO and Piper Jaffray & Co. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Stockholder, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional shares of Common Stock.  The aforesaid [•] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [•] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-196097), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.”  Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b)

of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [•]:[•] P./A.M., New York City time, on [•], 2014 or such other time as agreed by the Company and Jefferies.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)                                     Registration Statement and Prospectuses.  Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, none of (A) the General Disclosure Package (including any preliminary prospectus wrapper that has been reviewed and approved in advance by the Company), (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Jefferies expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” and the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)                               Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)                              Testing-the-Waters Materials.  The Company (A) has not engaged in any Testing-the-Waters Communication and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications.

(v)                                 Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the 1933 Act and not being the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities, all as described in Rule 405 and without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)                              Emerging Growth Company Status.  From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii)                           Distribution of Materials by the Company.  Except as may be required by applicable law, regulation or stock exchange requirement, prior to the later of (A) the expiration or termination of the option granted to the several Underwriters in Section2(b) hereof, (B) the completion of the Underwriters’ distribution of the Securities, and (C) the expiration of 25 days after the date of the Prospectus, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives.

(viii)                        Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are (A) independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board, (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the 1933 Act, and (C) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(ix)                              Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited interim financial statements, subject to normal year-end adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein and the books and records of the Company.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  There are no material liabilities or obligations (including any off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) or “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46) not disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or that are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus.

(x)                                 No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change,  in the condition, financial or otherwise, or in the earnings, properties, operations, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries or that are probable of being entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (D) there has been no obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business and (E) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or government or regulatory authority.

(xi)                              Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xii)                           Good Standing of Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and Amphastar Laboratories, Inc., Armstrong Pharmaceuticals, Inc., International Medication Systems, Limited, Amphastar Nanjing Pharmaceuticals Co., Ltd., and Amphastar France Pharmaceuticals SAS (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock and other ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock or other ownership interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  The only direct or indirect subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(xiii)                        Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholder, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.  Except as disclosed in the General Disclosure Package, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.  The Company has not, directly or indirectly, offered or sold any of the Securities by means of any “prospectus” (within the meaning of the 1933 Act and the 1933 Act Regulations) or used any “prospectus” or made any offer (within the meaning of the 1933 Act and the 1933 Act Regulations) in connection with the offer or sale of the Securities, in each case other than the Prospectus.

(xiv)                       Other Offerings.  The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the 1933 Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xv)                          Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xvi)                       Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.  The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability by reason of being such a holder.

(xvii)                    Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xviii)                 Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in (i) any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries, or (ii) any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xix)                       Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xx)                          Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxi)                       Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxii)                    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or already been obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiii)                 Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, including without limitation all such certificates, authorities or permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental

Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  Where required by applicable laws and regulations of the FDA, the Company has submitted to the FDA an Investigational New Drug Application (“IND”) or amendment thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring, except where such failure would not, singly or in the aggregate, have a Material Adverse Effect; all such submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions, except any deficiencies which could not, singly or in the aggregate, have a Material Adverse Effect.

(xxiv)                FDA Compliance. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and its subsidiaries: (A) is in material compliance with all material statutes, rules or regulations applicable to the ownership, business, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product that is under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter, notice of violation letter or other written notice from the FDA or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or Governmental Licenses and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), which would, individually or in the aggregate, result in a Material Adverse Effect; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations; (E) has not received notice that the FDA or any other federal, state, local or foreign governmental authority or regulatory authority has initiated action to limit, suspend, modify or revoke any material Authorizations; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation that is under development, manufactured or distributed by the Company.

(xxv)                   Clinical Trials.  The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or its subsidiaries were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; to the extent such studies, tests and trials are described in the Registration Statement, the General Disclosure Package and the Prospectus, the descriptions are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials and there are no material omissions in the descriptions of such studies, tests and trials; except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is aware of any studies, tests or trials, the results of which the Company or any of its subsidiaries believes materially contradict the study, test, or trial results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development, except to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; neither the Company nor any of its subsidiaries has received any notices or official correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its subsidiaries.

(xxvi)                Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them (other than intellectual property, which is covered in Section 1(xxvi) below), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except to the extent that any claim or adverse effect on the Company’s rights thereto would not reasonably be expected to result in a Material Adverse Effect.

(xxvii)             Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.  To the Company’s knowledge, there are no third parties who have ownership rights to any Intellectual Property acquired by the Company to date, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the General Disclosure Package and the Prospectus as licensed to the Company or one or more of its subsidiaries.  To the Company’s knowledge, (a) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and (b) all such agreements are in full force and effect.

(xxviii)          Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxix)                Accounting Controls.  The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s internal controls are, or upon consummation of the offering of the Securities will be, overseen by the audit committee of the board of directors of the Company (the “Audit Committee”) in accordance with the 1934 Act and the 1934 Act Regulations.  Other than a significant deficiency reported in connection with the audit of the fiscal year ended December, 31, 2013, the Company has not publicly disclosed or reported to the Audit Committee or the board of directors, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the board of directors, a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls of the Company (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.  “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

(xxx)                   Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, or which will become applicable to the Company immediately after the effectiveness of the Registration Statement.

(xxxi)                Payment of Taxes.  All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments which are being contested in good faith and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 20[13] have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxii)             Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, and acts of vandalism and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiii)          Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiv)         Ratings.  The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act).

(xxxv)            Absence of Manipulation.  Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxvi)                                 Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries, or any officer or director thereof or, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 or any other law, rule or regulation of similar purpose and scope (collectively, the “Anti-Bribery Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office or making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, in contravention of the FCPA or other Anti-Bribery Laws and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and other Anti-Bribery Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvii)      Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, including Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii)         OFAC.  None of the Company, any of its subsidiaries, or any officer or director thereof or, to the knowledge of the Company, any agent, employee, affiliate or  representative of the Company or any of its subsidiaries is an individual or entity (“Person”) (i) has violated or is in violation of any provision laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder or (ii)  currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxix)         No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(xl)                              No Restrictions on Payments by Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(xli)                           Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xlii)                        Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xliii)                     No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the 1933 Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.

(xliv)                    No Finder’s Fee. Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xlv)                       Termination or Nonrenewal of Contracts. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements to which the Company is a party referred to or described in, or filed as an exhibit to, the Registration Statement or as incorporated by reference in the Registration Statement, and, to the Company’s knowledge, no such termination or nonrenewal has been threatened by any other party to any such contract or agreement.

(xlvi)                    Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(xlvii)                 FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is, in all material respects, true, complete, correct and compliant with FINRA’s rules.

(xlviii)              Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances.

(b)                                 Representations and Warranties by the Selling Stockholder.  The Selling Stockholder represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i)                                     Accurate Disclosure.  (A) Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of the Applicable Time, neither (y) the General Disclosure Package nor (z) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in each case such representations and warranties set forth in this subsection (b)(i) apply only to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the name of the Selling Stockholder, the number of offered shares and the address and other information with respect to the Selling Stockholder (excluding percentages) that appear in the table (and corresponding footnotes) under the heading “Principal and Selling Stockholders” (collectively, the “Selling Stockholder Information”).  The Selling Stockholder is not prompted to sell the Securities to be sold by the Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii)                                  Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(iii)                               Good Standing of Selling Stockholder.  The Selling Stockholder is validly existing and in good standing under the laws of the jurisdiction of its organization.

(iv)                              No Material Agreements or Arrangements.  There are no material agreements or arrangements relating to the Company and its subsidiaries to which the Selling Stockholder (or, to the Selling Stockholder’s knowledge, any affiliate of the Selling Stockholder) is a party, which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto that are not so described or filed.

(v)                                 Noncontravention.  The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject (except for such conflicts, breaches, defaults, taxes, liens, charges or encumbrances that would not, singly or in the aggregate, have a material adverse effect on the Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of (A) the charter or by-laws or other organizational instrument of the Selling Stockholder, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties (except, in the case of clause (B) only, for such violations that would not, singly or in the aggregate, have a material adverse effect on the Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement).

(v)                                 Valid Title.  The Selling Stockholder is, and at the Closing Time and, if the Selling Stockholder is selling Option Securities, on each Date of Delivery, will be, the record and beneficial owner of the Securities, or have a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Securities to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder or a security entitlement in respect of such Securities.

(vi)                              Delivery of Securities.  Upon payment by the Underwriters for the Securities to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities), under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be validly asserted against the Underwriters with respect to such security entitlement; assuming that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC is a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries crediting the Securities to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(vii)                           Absence of Manipulation.  The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(viii)                        Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or already been obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC, state securities laws or the rules of FINRA.

(ix)                          No Registration or Other Similar Rights.  The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(x)                                 No Free Writing Prospectuses.  The Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any prospectus or other written materials in connection with the offer or sale of the Securities.

(xi)                              No Association with FINRA.  Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xii)                           No Finder’s Fee.  Except for this Agreement, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii)                        No Transfer Taxes or Other Fees.  There are no transfer taxes or other similar fees or charges under U.S. Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholder of the Securities.

(xiv)                       Distribution of Materials by the Selling Stockholder.  Prior to the later of (A) the expiration or termination of the option granted to the several Underwriters in Section2(b) hereof, (B) the completion of the Underwriters’ distribution of the Securities, and (C) the expiration of 25 days after the date of the Prospectus, the Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives.

(xv)                          OFAC.  The Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC and will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(c)                                  Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby.

The Company and the Selling Stockholder acknowledge that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)                                 Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or the Selling Stockholder, as the case may be, which equals the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as Jefferies in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company and the Selling Stockholder setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Jefferies in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, 94304, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholder, at 10:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Stockholder (such time and date of payment and delivery being herein called “Closing Time”). Delivery of the Initial Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholder, on each Date of Delivery as specified in the notice from Jefferies to the Company and the Selling Stockholder.

Payment shall be made to the Company and the Selling Stockholder by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Stockholder, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Jefferies, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.                            Covenants of the Company and the Selling Stockholder.  The Company and the Selling Stockholder covenant with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)                                   Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                                  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)                                 Listing.  The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the Nasdaq Global Market.

(i)                                     Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Securities.

(j)                                    Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus (the “Restricted Period”), the Company will not, without the prior written consent of Jefferies and BMO, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or lend or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to: (A) the Securities to be sold hereunder; (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the

Registration Statement, the General Disclosure Package and the Prospectus; (C) any shares of Common Stock issued or restricted stock, restricted stock units or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, provided that any recipients thereof enter into lock-up agreements in substantially the form of Exhibit E hereto with respect to the remaining portion of the Restricted Period or, in the case of the issuance of options, such options do not become exercisable during the remaining portion of the Restricted Period; (D) the filing of one or more registration statements on Form S-8 with the Commission with respect to shares of Common Stock issued or restricted stock, restricted stock units or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus; or (E) the establishment of a trading plan pursuant to Rule 10b5-1 under the 1934 Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the 1934 Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company.

(k)                                 Enforce Lock-Up Agreements.  During the restricted period provided for in the lock-up agreements described in Section 5(k), the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of capital stock or any of the other actions restricted or prohibited under the terms of the lock-up agreement.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such lock-up agreements for the duration of the periods contemplated in such agreements.

(l)                                     Lock-Up Waiver Press Release.  If Jefferies and BMO, in their sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 5(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit G hereto through a major news service at least two business days before the effective date of the release or waiver.

(m)                             Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.  Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(n)                                 Issuer Free Writing Prospectuses.  Each of the Company and the Selling Stockholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  Each of the Company and the Selling Stockholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(o)                                 Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(p)                                 Absence of Manipulation. The Company and the Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(q)                                 Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).

(r)                                    Testing-the-Waters Materials.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(s)                                   FIRPTA.  If the Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the Internal Revenue Service (“IRS”) of the required notice, as described in Treasury Regulations Section 1.897-2(h)(2).

(t)                                    Tax Form.  The Selling Stockholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or, as applicable, Form W-8, together with all required attachments to such form.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto and a “Canadian wrapper,” (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities and/or presentation involving a Written Testing-The-Waters Communication, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided that the travel and lodging expenses of the Underwriters shall be paid by the Underwriters), and 50% of the cost of aircraft and other transportation chartered in connection with the road show and/or presentation involving a Written Testing-The-Waters Communication, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the

Securities on the Nasdaq Global Market, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii); provided that the amounts payable by the Company with respect to the fees and disbursements of counsel for the Underwriters pursuant to subsections (v) and (viii) hereto shall not exceed $50,000.

(b)                                 Expenses of the Selling Stockholder.  The Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities by the Selling Stockholder to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and other advisors.

(c)                                  Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters and the obligations of the Company and the Selling Stockholder pursuant to Section 6 and Section 7 hereof shall remain in effect.

(d)                                 Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder may make for the sharing of such costs and expenses.

SECTION 5.                            Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement; Rule 430A Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)                                 Opinion of Counsel for Company.  At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of (i) K&L Gates LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters; (ii) Venable LLP, regulatory and FDA counsel for the Company, in form and substance satisfactory to the Representatives; (iii) Christie Parker & Hale LLP, intellectual property counsel for the Company, in form and substance satisfactory to the Representatives and (iv) Richard Whitlow, general counsel for the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibit A, Exhibit B, Exhibit C, and Exhibit D, respectively, hereto.

(c)                                  Opinion of Counsel for the Selling Stockholder.  At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of (i) Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters and (ii) Ogier, Guernsey counsel for the Selling Stockholder, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibit E-1 and Exhibit E-2, respectively, hereto.

(d)                                 Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Wilson Sonsini Goodrich & Rosati, Professional Corporation,

counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably require.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e)                                  Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)                                   Certificate of the Selling Stockholder.  At the Closing Time, the Representatives shall have received a certificate of the Selling Stockholder, dated the Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g)                                  Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)                                 Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)                               Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(j)                              No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k)                           Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit F hereto signed by the officers, directors and holders of more than 1% of the outstanding equity securities of the Company, and any other lock-up agreements, including from the Selling Stockholder, reasonably requested by the Representatives.

(l)                                     Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Stockholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Certificate of the Selling Stockholder.  A certificate, dated such Date of Delivery, of the Selling Stockholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

(iii)                               Opinion of Counsel for Company.  If requested by the Representatives, the opinion of each of K&L Gates LLP, counsel for the Company, Venable LLP, regulatory and FDA counsel for the Company, Christie Parker & Hale LLP, intellectual property counsel for the Company, and Richard Whitlow, general counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iv)                              Opinion of Counsel for the Selling Stockholder.  If requested by the Representatives, the opinion of Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Selling Stockholder, and Ogier, Guernsey counsel for the Selling Stockholder, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)                                 Opinion of Counsel for Underwriters.  If requested by the Representatives, the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi)                              Bring-down Comfort Letter.  If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m)                             Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Stockholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such  termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16, and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Stockholder;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Jefferies), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Underwriters by Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above); provided that the Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; and provided further, that liability under this subsection of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, to the Selling Stockholder from the sale of Securities sold by the Selling Stockholder hereunder.

(c)                                  Indemnification of Company, Directors and Officers and Selling Stockholder.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)                                 Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Jefferies, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Stockholder.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(g)                                  Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to indemnification.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. Notwithstanding the provisions of this Section 7, the Selling Stockholder shall not be required to contribute any amount in excess of the amount by which the gross proceeds received by the Selling Stockholder from the sale of the Securities in the public offering exceed the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Stockholder, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to contribution.

SECTION 8.                            Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling the Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 9.                            Termination of Agreement.

(a)                                 Termination.  The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, operations, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or act of terrorism or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16, and 17 shall survive such termination and remain in full force and effect.

SECTION 10.                     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and of the Company and the Selling Stockholder to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and of the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and the Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                     Default by the Selling Stockholder or the Company.  (a) If the Selling Stockholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which the Selling Stockholder is obligated to sell hereunder, and the Company does not exercise the right hereby granted to increase the number of Securities to be sold by it hereunder to the total number to be sold by the Company and the Selling Stockholder as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16, and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the Company has agreed to sell hereunder.  No action taken pursuant to this Section 11 shall relieve the Selling Stockholder from liability, if any, in respect of such default.

In the event of a default by the Selling Stockholder as referred to in this Section 11, each of the Representatives and the Company shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(b)  If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Jefferies at 520 Madison Avenue, New York, New York 10022, attention of General Counsel (facsimile: (646) 619-4437), and to BMO at 3 Times Square, 26th Floor, New York, New York 10036, attention of Legal Department (facsimile: (212) 702-1205); notices to the Company shall be directed to it at 11570 6th Street, Rancho Cucamonga, California 91730, attention of President (facsimile: (909) 581-1394); and notices to the Selling Stockholder shall be directed to Coller International Partners IV Limited at P.O. Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey GY1 3QL, attention of Paul McDonald, Director (facsimile: +44 1481 745 074), with a copy (not constituting notice) to Coller Capital Limited, 33 Cavendish Square, London W1G 0TT, attention of Coller Legal Notices (facsimile: +44 20 7631 8555).

SECTION 13.                     No Advisory or Fiduciary Relationship.  Each of the Company and the Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or the Selling Stockholder, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or the Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and the Selling Stockholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.  The Company and the Selling Stockholder waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

SECTION 14.                     Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholder and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.                     Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.                     GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.                     Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Selling Stockholder irrevocably appoints Coller Capital Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.                     Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21.                     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22.                     General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 6 and Section 7 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the 1933 Act and the 1934 Act.

[Remainder of Page Intentionally Left Blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholder in accordance with its terms.

Very truly yours,

AMPHASTAR PHARMACEUTICALS, INC.

By
Title:

COLLER INTERNATIONAL PARTNERS IV LIMITED

By
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

JEFFERIES LLC
BMO CAPITAL MARKETS CORP.
PIPER JAFFRAY & CO.

By:	JEFFERIES LLC

By
Authorized Signatory

By:	BMO CAPITAL MARKETS CORP.

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $[•].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the initial public offering price set forth above less $[•] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Jefferies LLC	[•]
BMO Capital Markets Corp.	[•]
Piper Jaffray & Co.	[•]
Needham & Company, Inc.	[•]
Total	[•]

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Amphastar Pharmaceuticals, Inc.	[•]	[•]
Coller International Partners IV Limited	[•]	0
Total	[•]	[•]

Scb B - 1

SCHEDULE C-1

Pricing Terms

1.                                      The Company and the Selling Stockholder are selling [•] shares of Common Stock.

2.                                      The Company has granted an option to the Underwriters, acting severally and not jointly, to purchase up to an additional [•] shares of Common Stock.

3.                                      The initial public offering price per share for the Securities shall be $[•].

SCHEDULE C-2

Free Writing Prospectuses

[EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS, IF ANY]

Sch C - 1

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)(i)

A-1

EXHIBIT B

FORM OF OPINION OF COMPANY’S REGULATORY AND FDA COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)

B-1

EXHIBIT C

FORM OF OPINION OF COMPANY’S INTELLECTUAL PROPERTY COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)(iii)

C-1

EXHIBIT D

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)(iv)

D-1

EXHIBIT E-1

FORM OF OPINION OF UNITED STATES COUNSEL FOR THE SELLING STOCKHOLDER
TO BE DELIVERED PURSUANT TO SECTION 5(c)(i)

E-1-1

EXHIBIT E-2

FORM OF OPINION OF GUERNSEY COUNSEL FOR THE SELLING STOCKHOLDER
TO BE DELIVERED PURSUANT TO SECTION 5(c)(ii)

E-2-1

EXHIBIT F

FORM OF LOCK-UP AGREEMENT

TO BE DELIVERED PURSUANT TO SECTION 5(k)

F-1

EXHIBIT G

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(j)

G-1